Exhibit 5.1
DLA Piper US LLP
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
T 410.580.3000
F 410.580.3001
W www.dlapiper.com
July 5, 2007
Stinger Systems, Inc.
2701 North Rocky Point Drive, Suite 1130
Tampa, Florida 33607
Re: Registration Statement on Form S-1
Ladies and Gentlemen:
     We serve as counsel for Stinger Systems, Inc., a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement of the Company on Form S-1 (such Registration Statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 23, 2007 of 2,903,645 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), which may be sold from time to time by the selling stockholders (the “Selling Stockholders”) named in the prospectus included in the Registration Statement. The Shares consist of the following: (i) 1,403,644 shares (the “Issued Shares”) of the Company’s Common Stock issued to the Selling Stockholders, and (ii) 1,500,001 shares (the “Warrant Shares”) of the Company’s Common Stock issuable upon the exercise of warrants (“Warrants”). This opinion is being provided at your request in connection with the filing of the Registration Statement.
     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:
     (a) The Registration Statement.
     (b) The charter of the Company (the “Charter”), certified by an officer of the Company.
     (c) The By-Laws of the Company, as in effect on the date hereof, certified by an officer of the Company.

Stinger Systems, Inc.
July 5, 2007

     (d) The Amendment and Exercise Agreement dated January 25, 2007 (the “Agreement”) among the Company and the other parties thereto.
     (e) The Warrants.
     (f) The Registration Rights Agreement dated January 25, 2007, as amended (the “Registration Rights Agreement) among the Company and the other parties thereto.
     (g) Certified resolutions of the Board of Directors of the Company relating to the Agreement, the Warrants and the Registration Rights Agreement and the authorization and issuance of the Issued Shares, the Warrant Shares and the Additional Shares.
     (h) An Officers’ Certificate (the “Certificate”) of the Company, dated the date hereof, as to certain factual matters.
     (i) Such other documents as we have considered necessary to the rendering of the opinion expressed below
     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.
     Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Nevada law, we are of the opinion and advise you that:
     (1) The Issued Shares have been duly authorized and are validly issued, fully paid and nonassessable.
     (2) The Warrant Shares have been duly authorized and, when issued, delivered and fully paid for upon exercise of the Warrants in accordance with the terms thereof, will be, validly issued, fully paid and nonassessable.

Stinger Systems, Inc.
July 5, 2007

     In addition to the qualifications set forth above, the opinion set forth herein is subject to additional assumptions, qualifications, and limitations as follows:
     (a) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Nevada as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.
     (b) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Nevada. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Nevada, we have assumed that the laws of such jurisdiction are the same as the laws of Nevada.
     (c) We have further assumed for purposes of this opinion, without investigation, that (i) the offer and sale of the Warrant Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement, the Agreement and the Warrants and (ii) prior to the issuance of any Warrant Shares, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock.
     (d) We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.
     (e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours, DLA PIPER US LLP
/s/ DLA Piper US LLP